Exhibit 1.1

THE OLD EVANGELINE DOWNS, L.L.C.

THE OLD EVANGELINE DOWNS CAPITAL CORP.

$123,200,000 13% Senior Secured Notes due 2010

with Contingent Interest

PURCHASE AGREEMENT

February 19, 2003

JEFFERIES & COMPANY, INC.

11100 Santa Monica Boulevard

10th Floor

Los Angeles, California 90025

Ladies and Gentlemen:

Each of The Old Evangeline Downs, L.L.C., a Louisiana limited liability company (the “Company”), The Old Evangeline Downs Capital Corp., a Delaware corporation and a wholly owned subsidiary of the Company (“Capital” and, together with the Company, the “Issuers”), and OED Acquisition, LLC, a Delaware limited liability company and the direct and indirect parent of the Company and Capital, respectively (“Parent”), hereby agrees with you as follows:

1. Issuance of Securities. The Issuers propose to issue and sell to Jefferies & Company, Inc. (the “Initial Purchaser”), and the Initial Purchaser proposes to purchase, $123,200,000 aggregate principal amount of the Issuers’ 13% Senior Secured Notes due 2010 with Contingent Interest, Series A (the “Series A Notes”). The Series A Notes will be issued pursuant to an indenture (the “Indenture”), to be dated as of the Closing Date (as defined below), by and among the Issuers, the Guarantors (as defined below), if any, and U.S. Bank National Association, as trustee (the “Trustee”). The Series A Notes and the Series B Notes (as defined below), each with the Guarantee (as defined below), if any, endorsed thereon, are collectively referred to herein as the “Notes.”

Any subsidiaries of either of the Issuers that has executed or that in the future executes a guarantee in accordance with the Indenture (each a “Guarantor” and collectively the “Guarantors”) will fully and unconditionally guarantee on a senior secured basis the obligations under the Notes and the Indenture (the “Guarantees”), including the payment of principal, interest, premium, if any, and Liquidated Damages (as defined in the Indenture), if any, on the Notes.

The obligations under the Notes and the Guarantees will be secured by security interests in or pledges of (the “Security Interests”) substantially all of the assets (other than certain excluded assets) of, and all of the shares of capital stock of and membership interests in (the “Collateral”), the Issuers, the Guarantors (if any) and certain of the Issuers’ respective future subsidiaries, as set forth in the Offering Circular (as defined below). Parent (with respect to the Security Interest in the membership interests in the Company), the Issuers, the Guarantors (if any) and such subsidiaries collectively are referred to herein as the “Grantors.” The security and pledge agreements, mortgages, deeds of trust, control agreements, collateral assignment agreements, uniform commercial code financing and fixture statements and certain other collateral agreements and other documents providing for the grant of the Security Interests in the Collateral to the Trustee, as secured party (in such capacity, the “Secured Party”), for the benefit of the holders of the Notes are referred to herein as the “Security Documents.”

The Series A Notes will be offered and sold to the Initial Purchaser pursuant to an exemption from the registration requirements under the Securities Act of 1933, as amended (the “Act”). The Issuers have prepared a preliminary offering circular, dated February 3, 2003 (the “Preliminary Offering Circular”), and a final offering circular, dated February 19, 2003 (the “Offering Circular”), relating to the offer and sale of the Series A Notes (the “Offering”).

Upon original issuance thereof, and until such time as the same is no longer required under the Indenture or the applicable requirements of the Act, the Series A Notes shall bear the following legend:

THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR ANY STATE SECURITIES LAWS. NEITHER THIS SECURITY NOR ANY INTEREST OR PARTICIPATION HEREIN MAY BE REOFFERED, SOLD, ASSIGNED, TRANSFERRED, PLEDGED, ENCUMBERED OR OTHERWISE DISPOSED OF IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS SUCH TRANSACTION IS EXEMPT FROM, OR NOT SUBJECT TO, REGISTRATION. THE HOLDER OF THIS SECURITY BY ITS ACCEPTANCE HEREOF AGREES TO OFFER, SELL OR OTHERWISE TRANSFER THIS SECURITY, PRIOR TO THE DATE WHICH IS TWO YEARS (OR SUCH OTHER PERIOD THAT MAY HEREAFTER BE PROVIDED UNDER RULE 144(k) UNDER THE SECURITIES ACT AS PERMITTING RESALES OF RESTRICTED SECURITIES BY NON-AFFILIATES WITHOUT RESTRICTION) AFTER THE LATER OF THE ORIGINAL ISSUE DATE HEREOF AND THE LAST DATE ON WHICH EITHER OF THE ISSUERS OR ANY AFFILIATE OF THE ISSUERS WAS THE OWNER OF THIS SECURITY (OR ANY PREDECESSOR OF THIS SECURITY) (THE “RESALE RESTRICTION TERMINATION DATE”) ONLY (A) TO EITHER OF THE ISSUERS, (B) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT, (C) FOR SO LONG AS THIS SECURITY IS ELIGIBLE FOR RESALE PURSUANT TO RULE 144A UNDER THE SECURITIES ACT, TO A PERSON IT REASONABLY BELIEVES IS A “QUALIFIED INSTITUTIONAL BUYER” (AS DEFINED IN RULE 144A) UNDER THE SECURITIES ACT THAT PURCHASES FOR ITS OWN ACCOUNT OR FOR THE ACCOUNT OF A QUALIFIED INSTITUTIONAL BUYER TO WHOM NOTICE IS GIVEN THAT THE TRANSFER IS BEING MADE IN RELIANCE ON RULE 144A, (D) TO AN INSTITUTIONAL “ACCREDITED INVESTOR” WITHIN THE MEANING OF SUBPARAGRAPH (a)(1), (2), (3) OR (7) OF RULE 501 UNDER THE SECURITIES ACT THAT IS ACQUIRING THIS SECURITY FOR ITS OWN ACCOUNT, OR FOR THE ACCOUNT OF SUCH AN INSTITUTIONAL “ACCREDITED INVESTOR,” FOR INVESTMENT PURPOSES AND NOT WITH A VIEW TO, OR FOR OFFER OR SALE IN CONNECTION WITH, ANY DISTRIBUTION IN VIOLATION OF THE SECURITIES ACT OR (E) PURSUANT

TO ANOTHER AVAILABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT, SUBJECT TO THE ISSUERS’ AND THE TRUSTEE’S RIGHT PRIOR TO ANY SUCH OFFER, SALE OR TRANSFER PURSUANT TO CLAUSE (D) OR (E) ABOVE TO REQUIRE THE DELIVERY OF AN OPINION OF COUNSEL, CERTIFICATIONS AND/OR OTHER INFORMATION SATISFACTORY TO EACH OF THEM, AND IN EACH OF THE FOREGOING CASES, A CERTIFICATE OF TRANSFER IN THE FORM APPEARING ON THIS SECURITY IS COMPLETED AND DELIVERED BY THE TRANSFEROR TO THE TRUSTEE AND IN EACH CASE IN ACCORDANCE WITH APPLICABLE SECURITIES LAWS OF ANY U.S. STATE OR ANY OTHER APPLICABLE JURISDICTION.

2. Agreements to Sell and Purchase. On the basis of the representations, warranties and agreements contained herein, and subject to the terms and conditions hereof, the Issuers shall issue and sell to the Initial Purchaser (and, in order to induce the Initial Purchaser to purchase the Series A Notes, the Grantors shall grant the Security Interests), and the Initial Purchaser agrees to purchase from the Issuers, $123,200,000 aggregate principal amount of Series A Notes. The purchase price for the Series A Notes shall be 92.295% of the principal amount thereof.

3. Terms of Offering. The Initial Purchaser has advised the Issuers that the Initial Purchaser will make offers to sell (the “Exempt Resales”) the Series A Notes purchased by the Initial Purchaser hereunder on the terms set forth in the Offering Circular, as amended or supplemented, solely to (a) persons whom the Initial Purchaser reasonably believes to be “qualified institutional buyers,” as defined in Rule 144A under the Act (“QIBs”) and (b) a limited number of institutional “accredited investors,” as defined in Rule 501(a)(1), (2), (3) or (7) under the Act that make certain representations and warranties to the Initial Purchaser and the Issuers (“Accredited Investors” and, together with QIBs, “Eligible Purchasers”), which representations and warranties are set forth in the form of Accredited Investor Letter attached as Annex A hereto (the “Accredited Investor Letter”).

Holders of the Series A Notes (including subsequent transferees) will have the registration rights set forth in the registration rights agreement (the “Registration Rights Agreement”), to be executed on and dated as of the Closing Date. Pursuant to the Registration Rights Agreement, the Issuers and the Guarantors, if any, will agree, among other things, to file with the Securities and Exchange Commission (the “Commission”) under the circumstances set forth therein (a) a registration statement under the Act (the “Exchange Offer Registration Statement”) relating to, among other things, the 13% Senior Secured Notes due 2010 with Contingent Interest, Series B, of the Issuers (the “Series B Notes”), identical in all material respects to the Series A Notes, including with respect to the Guarantees thereof (if any) (except that the Series B Notes shall have been registered pursuant to such registration statement), to be offered in exchange for the Series A Notes (such offer to exchange being referred to as the “Registered Exchange Offer”), and (b) under certain circumstances, a shelf registration statement pursuant to Rule 415 under the Act (the “Shelf Registration Statement”) relating to the resale by certain holders of the Series A Notes.

The Series A Notes are being sold in connection with a financing related to the design, development, construction, equipping and operation by the Company of The Old Evangeline Downs racetrack and casino in Opelousas, Louisiana (the “Racino”).

The following documents are referred to herein as the “Operative Documents”: (i) this Agreement, (ii) the Indenture, (iii) the Registration Rights Agreement, (iv) the Notes (including the Guarantees (if any)), (v) the Security Documents, (vi) the Cash Collateral and Disbursement Agreement, to be dated as of the Closing Date (the “Cash Collateral and Disbursement Agreement” and, together with the Security Documents, the “Collateral Agreements”), by and among the Issuers, U.S. Bank National Association, as Trustee and Disbursement Agent, and Abacus Project Management, Inc., as Independent Construction Consultant (“Abacus”), (vii) the Standard Form of Agreement Between Owner and Contractor (the “Construction Contract”), to be entered into by and between the Company and W.G. Yates & Sons Construction Company, (viii) the Standard Form of Agreement Between Owner and Architect and the Standard Form of Architect Services: Design and Contract Administration, dated as of January 31, 2003 (the “Architect Agreement”), by and between the Company and Kitrell Garlock and Associates, AIA Ltd., d/b/a KGA Architecture, (ix) the Letter Agreement, dated as of January 7, 2003 (the “ICC Agreement” and, collectively with the Construction Contract and the Architect Agreement, the “Construction Documents”), by and among the Company and Abacus, and (x) the Amended and Restated Management Services Agreement (the “Management Agreement”), to be entered into by and among the Company, Parent and Peninsula Gaming Company, LLC (“PGC”).

In addition, following the Closing Date, the Company anticipates entering into a new $15.0 million senior secured credit facility (the “New Credit Facility”), with Foothill Capital Corporation (“Foothill”) and in connection with the New Credit Facility, the Trustee and Foothill shall enter into (and the Company shall acknowledge) an Intercreditor Agreement, substantially in the form attached as an exhibit to the Indenture, and the Company shall execute an acknowledgement with respect to such Intercreditor Agreement (the “Acknowledgement”) (such Intercreditor Agreement, collectively with the Acknowledgement, the “Intercreditor Agreement”). The New Credit Facility, together with all related security and pledge agreements executed by the Issuers or Parent in connection with the transactions contemplated thereby, collectively are referred to herein as the “Bank Documents.”

The transactions contemplated by the Operative Documents, including, without limitation, (i) the Offering and the application of the net proceeds therefrom as described in the Offering Circular, as amended or supplemented, (ii) the issuance and sale of the Notes in accordance with this Agreement, (iii) the creation, grant, recording and perfection of the Security Interests, and (iv) the design, development, construction, equipping, management and operation of the Racino collectively are referred to herein as the “Transactions.”

4. Delivery and Payment. Delivery to the Initial Purchaser of and payment for the Series A Notes shall be made at a Closing (the “Closing”) to begin at 9:00 a.m., New York City time, on February 25, 2003, (such time and date, the “Closing Date”) at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036. The Closing Date and the location of delivery of and the form of payment for the Series A Notes may be varied by agreement between the Initial Purchaser and the Issuers.

The Issuers shall deliver to the Initial Purchaser one or more certificates representing the Series A Notes (the “Global Securities”), each in definitive form, registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”), or such other names as the Initial Purchaser may request upon at least one Business Day’s notice to the Issuers, in an amount corresponding to the aggregate principal amount of the Series A Notes sold pursuant to Exempt Resales to QIBs and to Accredited Investors, respectively, in each case against payment by the Initial Purchaser of the purchase price therefore by immediately available Federal funds bank wire transfer to such bank account as the Issuers shall designate to the Initial Purchaser at least two Business Days prior to the Closing. “Business Day” means any day other than a Saturday, a Sunday or a day on which banking institutions in The City of New York or at a place of payment are authorized by law, regulation or executive order to remain closed.

The Global Securities in definitive form shall be made available to the Initial Purchaser for inspection at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, New York 10036 (or such other place as shall be acceptable to the Initial Purchaser) not later than the close of business, New York City time, one Business Day immediately preceding the Closing Date.

5. Agreements of the Issuers. Each of the Issuers, jointly and severally, hereby agrees:

(a) Certain Events. To (i) advise the Initial Purchaser promptly after obtaining knowledge (and, if requested by the Initial Purchaser, confirm such advice in writing) of (A) the issuance by any state securities commission of any stop order suspending the qualification or exemption from qualification of any of the Series A Notes for offer or sale in any jurisdiction, or the initiation of any proceeding for such purpose by any state securities commission or other regulatory authority, and (B) the happening of any event that makes any statement of a material fact made in the Offering Circular untrue or that requires the making of any additions to or changes in the Offering Circular in order to make the statements therein, in the light of the circumstances under which they are made, not misleading, (ii) use its reasonable best efforts to prevent the issuance of any stop order or order suspending the qualification or exemption from qualification of any of the Notes under any state securities or Blue Sky laws, and (iii) if at any time any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of any of the Series A Notes under any such laws, use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest practicable time.

(b) Offering Circular. To (i) furnish the Initial Purchaser and those persons identified by the Initial Purchaser to the Issuer, without charge, as many copies of the Preliminary Offering Circular and the Offering Circular, and any amendments or supplements thereto, as the Initial Purchaser may reasonably request, and (ii) promptly prepare, upon the Initial Purchaser’s reasonable request, any amendment or supplement to the Offering Circular that the Initial Purchaser, upon the advice of legal counsel, deems may be necessary in connection with Exempt Resales (and the Issuers hereby consent to the use of the Preliminary Offering Circular and the Offering Circular, and any

amendments and supplements thereto, by the Initial Purchaser in connection with Exempt Resales).

(c) Notice of Amendment or Supplement. Except as set forth in Section 5(d), not to amend or supplement the Offering Circular prior to the Closing Date, or at any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, unless the Initial Purchaser shall previously have been advised thereof and shall not have objected thereto within two Business Days after being furnished a copy thereof.

(d) Preparation of Amendments and Supplements. At any time prior to the completion of the resale by the Initial Purchaser of all of the Series A Notes, (i) if any event shall occur as a result of which, in the reasonable judgment of the Issuers or the Initial Purchaser or their respective counsel, it becomes necessary or advisable to amend or supplement the Offering Circular in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is delivered to an Eligible Purchaser, not misleading, or if it is necessary to amend or supplement the Offering Circular to comply with Applicable Law (as defined below), forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance reasonably satisfactory to the Initial Purchaser) so that as so amended or supplemented, (A) the Offering Circular will not include an untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made and when such Offering Circular is so delivered, not misleading, and (B) the Offering Circular will comply with Applicable Law, and (ii) if it becomes necessary or advisable to amend or supplement the Offering Circular so that the Offering Circular will contain all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act, forthwith to prepare an appropriate amendment or supplement to the Offering Circular (in form and substance satisfactory to the Initial Purchaser) so that the Offering Circular, as so amended or supplemented, will contain the information specified in, and meet the requirements of, such Rule.

(e) Qualification of Securities. To cooperate with the Initial Purchaser and the Initial Purchaser’s counsel in connection with the qualification of the Notes under the securities or Blue Sky laws of such jurisdictions as the Initial Purchaser may request and continue such qualification in effect so long as reasonably required for Exempt Resales, and to file such consents to service of process or other documents as may be necessary in order to effect such qualification; provided, that neither of the Issuers shall be required in connection therewith (i) to file any general consent to service of process or take any action that would subject it to service of process in suits other than those arising out of the offer and sale of the Notes in any jurisdiction in which it is not otherwise so subject, (ii) to register or qualify as a foreign corporation in any jurisdiction where it is not now so qualified or (iii) to subject itself to general taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject.

(f) Costs and Expenses. Whether or not any of the Transactions are consummated or this Agreement is terminated, to pay (i) all costs, expenses, fees and taxes incident to and in connection with the performance of the obligations of the Issuers under this Agreement, including: (A) the preparation, printing and distribution of the Preliminary Offering Circular and the Offering Circular and all amendments and supplements thereto (including, without limitation, financial statements and exhibits), and all preliminary and final Blue Sky memoranda and all other agreements, memoranda, correspondence and other documents prepared and delivered in connection herewith (including the furnishing of copies of the foregoing to the Initial Purchaser and such other persons as the Initial Purchaser may designate), (B) the printing, processing and distribution (including, without limitation, word processing and duplication costs) and delivery of each of the Operative Documents, the Bank Documents, the Intercreditor Agreement and any other agreements or documents in connection with the Transactions, (C) the preparation, issuance and delivery of the Notes, including the fees and expenses of the Trustee and the Secured Party (including fees and expenses of their respective counsel) and the cost of their respective personnel, and all costs and expenses related to the delivery of the Notes to the Initial Purchaser and pursuant to Exempt Resales, including any transfer or other taxes payable thereon, and (D) the qualification of the Notes for offer and sale under the securities or Blue Sky laws of the several states (including, without limitation, filing fees and fees and disbursements of the Initial Purchaser’s counsel relating to such registration or qualification and the preparation of memoranda related thereto); (ii) all fees and expenses of the counsel and accountants of the Issuers and their respective direct and indirect parents and subsidiaries; (iii) all expenses and listing fees in connection with the application for quotation of the Series A Notes in The PORTALSM Market (“PORTAL”) of the National Association of Securities Dealers, Inc. (the “NASD”); (iv) all fees and expenses (including fees and expenses of counsel) of the Issuers in connection with approval of the Notes by DTC for “book-entry” transfer; (v) all fees charged by rating agencies in connection with the rating of the Notes; (vi) the costs and charges of any transfer agent, registrar and/or depositary (including DTC); (vii) all costs and expenses of the Registered Exchange Offer, the Exchange Offer Registration Statement and any Shelf Registration Statement, as set forth in the Registration Rights Agreement; (viii) all costs and expenses in connection with the creation and perfection of the Security Interests (including, without limitation, filing and recording fees, search fees, taxes and costs of title policies); (ix) all costs and expenses of the repayment of the Company’s existing credit facility with Foothill and the release of liens thereunder (including, without limitation, filing and recording fees); (x) all fees and expenses (including reasonable fees and expenses of counsel) incurred by the Initial Purchaser in connection with the preparation, negotiation and execution of the Operative Documents, the Bank Documents and the Intercreditor Agreement and the consummation of the Transactions; and (xi) all other costs and expenses incident and necessary to the performance of the obligations of the Issuers for which provision is not otherwise made in this section.

(g) Use of Proceeds. To use the proceeds from the sale of the Series A Notes in the manner described in the Offering Circular under the caption “Use of Proceeds.”

(h) Waiver of Certain Laws. To the extent it may lawfully do so, not to insist upon, plead, or in any manner whatsoever claim or take the benefit or advantage of, any stay, extension usury or other law, wherever enacted, now or at any time hereafter in force, that would prohibit or forgive the payment of all or any portion of the principal of or interest on the Notes, or that may affect the covenants or the performance of the Indenture or any of the Collateral Agreements (and, to the extent it may lawfully do so, each Issuer hereby expressly waives all benefit or advantage of any such law, and covenants that it shall not, by resort to any such law, hinder, delay or impede the execution of any power granted to the Trustee in the Indenture or to the Secured Party in the Collateral Agreements but shall suffer and permit the execution of every such power as though no such law had been enacted).

(i) Security Interests. To do and perform all things required to be done and performed under the Collateral Agreements prior to, on and after the Closing Date, including, without limitation, all things that are required to be done and performed under the Collateral Agreements that are necessary or reasonably advisable to obtain on or prior to the Closing Date (i) all Permits (as defined below), other than any gaming or racing approvals required to be obtained by a purchaser in a foreclosure sale, necessary for the granting, perfection and enforcement of the Security Interests and for the foreclosure by the Secured Party thereon following an Event of Default (as defined in the Indenture), (ii) all termination statements, mortgage releases and other documents necessary to terminate any Liens (as defined in the Indenture) on the Collateral (other than Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens (as defined in the Indenture)), and (iii) subject to the terms of the Intercreditor Agreement and any Permitted Liens, a valid and perfected, first priority Security Interest with respect to each of the assets, shares of capital stock and membership interests which are to constitute the Collateral.

(j) Integration. Not to, and to ensure that no affiliate (as defined in Rule 501(b) under the Act) of either of the Issuers will, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any “security” (as defined in the Act) that would be integrated with the sale of the Series A Notes in a manner that would require the registration under the Act of the sale to the Initial Purchaser or of the offers or sales of Series A Notes pursuant to Exempt Resales.

(k) Rule 144A Information. For so long as any of the Series A Notes remain outstanding, during any period in which either of the Issuers is not subject to Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to make available, upon request, to any holder of the Notes in connection with any sale thereof and any prospective Eligible Purchaser of such Notes from such holder, the information required by Rule 144A(d)(4) under the Act.

(l) DTC. To comply with the representation letter of the Issuers to DTC relating to the approval of the Notes by DTC for “book entry” transfer.

(m) PORTAL. To use its reasonable best efforts to effect the inclusion of the Series A Notes in PORTAL and to use its reasonable best efforts to maintain the listing of the Series A Notes on PORTAL for so long as the Series A Notes are outstanding.

(n) Reporting Requirements. For so long as any of the Notes are outstanding, and whether or not required to do so by the rules and regulations of the Commission, (i)

to furnish to the Trustee and deliver or cause to be delivered to the holders of the Notes, in accordance with the Indenture, and to deliver to the Initial Purchaser, within 15 days after either Issuer is or would have been required to file such with the Commission, (A) annual and quarterly financial statements substantially equivalent to financial statements that would have been included in reports on Forms 10-K or 10-Q if the Issuers were required to file such Forms, including in each case, together with a “Management’s Discussion and Analysis of Financial Conditions and Results of Operations” which could be so required, and including, with respect to annual information only, a report thereon by the Issuers’ certified independent public accountants as would be so required, and (B) all information that would have been required to be contained in a filing with the SEC on

Form 8-K, if the Issuers were required to file such reports, and (ii) from and after the time the Exchange Offer Registration Statement or the Shelf Registration Statement (or other registration statement under the Act with respect to the Notes) is filed with the Commission, to file the annual, quarterly and other reports which the Issuers are required to file with the Commission at such time as are required to be filed so long as the Commission will accept such filings.

(o) No Selling Efforts or General Solicitation. Except in connection with the Registered Exchange Offer or the filing of the Shelf Registration Statement, not to, and not to authorize or permit any person acting on its behalf to, (i) distribute any offering material in connection with the offer and sale of the Series A Notes other than the Preliminary Offering Circular and the Offering Circular and any amendments and supplements to the Offering Circular prepared in compliance with Section 5(d), or (ii) solicit any offer to buy or offer to sell the Series A Notes by means of any form of general solicitation or general advertising (including, without limitation, as such terms are used in Regulation D under the Act) or in any manner involving a public offering within the meaning of Section 4(2) of the Act.

(p) No Similar Offerings. Not to, directly or indirectly, without the prior consent of the Initial Purchaser, offer, sell, contract to sell, grant any option to purchase or otherwise dispose of (or announce any offer or sale of, contract to sell, grant of any option to purchase or other disposition of) any securities of any of the Issuers substantially similar to the Notes or the Guarantees (if any) for a period of six months after the date of the Offering Circular, except as contemplated by the Registration Rights Agreement; provided, that the foregoing will not apply to (i) the Notes or the Guarantees (if any) or (ii) borrowings (not constituting the issuance of securities) from financial institutions to the extent not prohibited by the Indenture.

(q) ERISA. At any time prior to the completion of the resale by the Initial Purchaser of the Series A Notes, to notify the Initial Purchaser promptly in writing if either of the Issuers or any of their Affiliates becomes a party in interest or a disqualified person with respect to any employee benefit plan, and to identify such plans. The terms “ERISA,” “Affiliates,” “party in interest,” “disqualified person” and “employee benefit plan” shall have the meanings as set forth in Section 6(kk).

(r) Racino Authorizations. To diligently seek the issuance of any Permit (as defined in Section 6(r)) which is necessary for the Issuers to design, construct, develop,

own and operate the Racino, including without limitation, any necessary Permit to be issued by any Gaming Authority (as defined in Section 6(p)) or Governmental Authority (as defined in Section 6(p)).

(s) Performance of Agreements. To do and perform in all material respects all things required or necessary to be done and performed on its part under the Operative Documents on or prior to the Closing Date and to satisfy in all material respects all conditions precedent to the delivery of the Series A Notes and the Guarantees (if any) and the granting, perfection and enforcement of the Security Interests.

6. Representations and Warranties of the Issuers. Each of the Issuers, jointly and severally, represents and warrants to the Initial Purchaser that:

(a) Offering Circular. The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date does not and as of the Closing Date will not, and each supplement or amendment thereto (if any) as of its date will not, contain any untrue statement of a material fact or omit to state any material fact (except with respect to offers and sales of Notes by the Initial Purchaser to Accredited Investors, as to which we make no representation, and except, in the case of the Preliminary Offering Circular, for pricing terms and other financial or similar terms intentionally left blank) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The foregoing representation and warranty made in this Section 6(a) shall not apply to any statements or omissions made in reliance on and in conformity with information relating to the Initial Purchaser furnished to the Issuers by the Initial Purchaser specifically for inclusion in the Preliminary Offering Circular or the Offering Circular. The parties hereto acknowledge that for purposes of this Agreement (including this Section 6(a) and Section 9) the only information furnished to the Issuers by the Initial Purchaser specifically for inclusion in Preliminary Offering Circular or the Offering Circular is the information set forth (i) on the cover page of the Offering Circular with respect to the price of the Notes, (ii) in the third paragraph on page 117 of the Offering Circular concerning offering the Notes for resale by the Initial Purchaser, (iii) in the fourth paragraph on page 117 of the Offering Circular concerning market-making by the Initial Purchaser, (iv) in the fifth paragraph on page 117 of the Offering Circular concerning settlement of the Notes on the fifth business day following pricing, (v) in the sixth paragraph on page 117, continuing on to page 118, of the Offering Circular concerning stabilization by the Initial Purchaser and (vi) in the first full paragraph on page 118 of the Offering Circular concerning the affiliation of the Initial Purchaser and its affiliates with the Issuers and their affiliates (such information described in the immediately preceding clauses (i) through (vi) of this Section 6(a), the “Furnished Information”). Each of the Preliminary Offering Circular and the Offering Circular, as of their respective dates contained, and the Offering Circular, as of the Closing Date and as amended or supplemented, will contain, all of the information specified in, and meet the requirements of, Rule 144A(d)(4) under the Act.

(b) 144A Eligibility. There are no securities of the same class (within the meaning of Rule 144A) as the Notes of either of the Issuers registered under the Exchange Act or listed on a national securities exchange registered under Section 6 of the

Exchange Act or quoted in a United States automated inter-dealer quotation system. The Series A Notes are eligible for resale pursuant to Rule 144A under the Act.

(c) Due Organization; Good Standing. Each of the Issuers (i) has been duly organized, is validly existing and is in good standing under the laws of its jurisdiction of organization, (ii) has all requisite power and authority to conduct and carry on its business and to own, lease, use and operate its properties and assets as described in the Offering Circular, and (iii) is duly qualified or licensed to do business and is in good standing as a foreign limited liability company or corporation, as the case may be, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing, except where the failure to be so qualified or licensed would not, singly or in the aggregate, have a material adverse effect on (A) the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers, taken as a whole, (B) the ability of any of the Issuers, the Guarantors (if any) or the Grantors to perform its obligations in all material respects under any of the Operative Documents, (C) the enforceability of any of the Collateral Agreements or the attachment, perfection or priority of any of the Security Interests intended to be created thereby in any portion of the Collateral or (D) the validity of any of the Operative Documents or the consummation of any of the Transactions (each, a “Material Adverse Effect”).

(d) Subsidiaries. Immediately following the Closing, (i) Capital will have no subsidiaries, (ii) the only subsidiary of the Company will be Capital, (iii) the Company will directly own 100% of the outstanding shares of capital stock of Capital, free and clear of all Liens, except for Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens, and (iv) Parent will directly own 100% of the outstanding membership interests in the Company, free and clear of all Liens, except for Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens, and will directly own 100% of the outstanding membership interests in OED Acquisition II, LLC. Except as disclosed in the Offering Circular, there are no outstanding (i) securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, either of the Issuers, (ii) options, warrants or other rights to purchase or subscribe for any capital stock of or any membership interests in, or any securities convertible into or exchangeable for any capital stock of or any membership interests in, as the case may be, either of the Issuers or (iii) contracts, commitments, agreements, understandings, arrangements, undertakings, rights, calls or claims of any kind relating to the issuance of any capital stock of or any membership interests in, as the case may be, either of the Issuers, any such convertible or exchangeable securities or any such options, warrants or rights. Except as set forth above, immediately following the Closing, neither of the Issuers or Parent will directly or indirectly own any capital stock of or other equity interest in any person.

(e) Capitalization. All of the outstanding shares of capital stock of or membership interests in, as the case may be, each of the Issuers have been duly authorized, are validly issued, fully paid and nonassessable, and were not issued in violation of, and are not subject to, any preemptive or similar rights. The table under the caption “Capitalization” in the Offering Circular (including the footnotes thereto) sets forth, as of December 31, 2002, (i) the actual capitalization of the Issuers, on a consolidated basis, and (ii) the pro forma cash and cash equivalents and capitalization of the Issuers, on a consolidated basis, after giving effect to the Offering and the application of the net proceeds therefrom. Immediately following the Closing, except as set forth in such table, neither of the Issuers will have any liabilities, absolute, accrued, contingent or otherwise other than: (i) liabilities that are reflected in the Company Financial Statements (as defined below), (ii) liabilities set forth on Schedule 6(e) hereto or (iii) liabilities incurred subsequent to December 31, 2002, in the ordinary course of business, that would not, singly or in the aggregate, have a Material Adverse Effect.

(f) No Other Registration Rights. Except for this Agreement and the Registration Rights Agreement, there are no contracts, commitments, agreements, arrangements, understandings or undertakings of any kind to which either of the Issuers is a party, or by which either of them is bound, granting to any person the right (i) to require either of the Issuers to file a registration statement under the Act with respect to any securities of either of the Issuers or requiring either of the Issuers to include such securities with the Notes registered pursuant to any registration statement, or (ii) to purchase or offer to purchase any securities of either of the Issuers or any of their respective affiliates.

(g) Power and Authority. Each of the Issuers has all requisite power and authority to execute and deliver, and to perform its obligations under, the Operative Documents to which it is a party and to consummate the Transactions.

(h) Authorization of this Agreement. This Agreement and the Transactions contemplated hereby (including, without limitation, the Offering and the issuance and sale of the Notes in accordance with this Agreement) have been duly authorized by each of the Issuers, and this Agreement has been validly executed and delivered by, and is the legal, valid and binding obligation of, each of the Issuers and Parent, enforceable against each of the Issuers and Parent in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) any rights of acceleration and the availability of equitable remedies and general principles of equity (whether considered in a proceeding in equity or at law) and (iii) with respect to rights to indemnity or contribution thereunder, by Federal and state securities laws and public policy considerations.

(i) Authorization of Indenture. The Indenture and the Transactions contemplated thereby have been duly authorized by each of the Issuers and, on the Closing Date, the Indenture will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Indenture will conform to the requirements of the Trust

Indenture Act of 1939, as amended (the “TIA”), applicable to an indenture that is required to be qualified under the TIA.

(j) Authorization of Registration Rights Agreement. The Registration Rights Agreement and the Transactions contemplated thereby have been duly authorized by each of the Issuers and, on the Closing Date, the Registration Rights Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that such enforceability may be limited by (i) applicable bankruptcy, insolvency or similar laws, (ii) any rights of acceleration and the availability of equitable remedies and general principles of equity (whether considered in a proceeding in equity or at law) and (iii) with respect to rights to indemnity or contribution thereunder, by Federal and state securities laws and public policy considerations.

(k) Authorization of Series A Notes. The Series A Notes have been duly authorized by each of the Issuers for issuance and sale to the Initial Purchaser pursuant to this Agreement and, on the Closing Date, will have been validly executed, authenticated, issued and delivered by the Issuers in accordance with the terms of this Agreement and the Indenture. When the Series A Notes have been issued and executed by the Issuers and authenticated by the Trustee in accordance with the terms of the Indenture and delivered to and paid for by the Initial Purchaser in accordance with the terms of this Agreement, the Series A Notes will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). Upon and following delivery to the Initial Purchaser, the Notes will rank on a parity with all senior Indebtedness (as defined in the Indenture) of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter and senior to all other Indebtedness of each of the Issuers that is outstanding on the date hereof or that may be incurred hereafter; provided, that pursuant to the Intercreditor Agreement, the Lien on the Collateral securing the New Credit Facility will be senior to the Lien on the Collateral securing the Notes and the Guarantees (if any).

(l) Authorization of Series B Notes. The Series B Notes have been duly authorized by each of the Issuers and, when issued in the Registered Exchange Offer, (A) will have been validly executed, authenticated, issued and delivered in accordance with the terms of the Indenture, the Registration Rights Agreement and the Registered Exchange Offer and (B) will be legal, valid and binding obligations of each of the Issuers, entitled to the benefits of the Indenture and enforceable against each of the Issuers in accordance with their terms, except to the extent that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(m) Authorization of Collateral Agreements. Each of the Collateral Agreements and the Transactions contemplated thereby (including, without limitation, the creation, grant, recording and perfection of the Security Interests, the execution and filing of financing statements and the payment of any fees and taxes in connection therewith) have been duly authorized by each of the Issuers and, on the Closing Date, each of the Collateral Agreements will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, each of the Issuers, enforceable against each of the Issuers in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(n) Authorization of the Other Operative Documents. Each of the Construction Documents and the Management Agreement and the Transactions contemplated thereby have been duly authorized by the Company and, on the Closing Date, each of the Construction Documents and the Management Agreement will have been validly executed and delivered by, and will be the legal, valid and binding obligation of, the Company, enforceable against the Company in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law). On the Closing Date, the Management Agreement will be the legal, valid and binding obligation of PGC, enforceable against PGC in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally and (ii) any rights of acceleration and the availability of equitable remedies may be subject to general principles of equity (whether considered in a proceeding in equity or at law).

(o) Actions in Connection with Operative Documents. Each of the Operative Documents, as executed and delivered, and each of the Transactions described in the Offering Circular conforms in all material respects to the description thereof in the Offering Circular.

(p) No Violation. The Company is not in violation of its certificate of formation or operating agreement (the “Company Charter Documents”), Capital is not in violation of its charter or bylaws (the “Capital Charter Documents” and, collectively with the Company Charter Documents, the “Charter Documents”). Neither of the Issuers is (i) in violation of any Federal, state, municipal, county, parish, local or foreign statute, law, ordinance or standard applicable to it, or any judgment, decree, rule, regulation or order applicable to it (including, without limitation, the Louisiana Pari-Mutuel Live Racing Facility Economic Redevelopment and Gaming Control Act, the Louisiana Gaming Control Law and the Video Draw Poker Device Control Law) in each case including the rules and regulations promulgated thereunder (collectively, “Applicable Law”), of any government, governmental or regulatory agency or body (including, without limitation, the Louisiana Gaming Control Board, the Louisiana State Racing Commission or other applicable gaming or racing authority) (each, a “Gaming Authority”), court, arbitrator or self-regulatory organization, domestic or foreign (each, a “Governmental Authority”) or (ii) in breach of or default under any bond, debenture, note or other evidence of indebtedness, indenture, mortgage, deed of trust, lease or any other agreement or instrument to which any such person is a party or by which any of them or any of their respective property is bound (collectively, “Applicable Agreements”), other than, in the case of each of the immediately preceding clauses (i) and (ii), violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would reasonably be expected to (x) constitute a violation of (A) the Charter Documents or (B) Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (x)(B),(y) and (z), such violations, breaches, penalties or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. All Applicable Agreements are in full force and effect with respect to the Issuers, and are legal, valid and binding obligations of the Issuers.

(q) No Conflict. None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of (including capital stock owned by the Company in Capital) or any capital stock of or membership interests in either of the Issuers (except for Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens), or result in an acceleration of indebtedness under or pursuant to, (i) the Charter Documents, (ii) any Applicable Agreement, or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 of this Agreement and, if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors) any Applicable Law, other than, in the case of the immediately preceding clauses (ii) and (iii), such violations, breaches or defaults that would not, singly or in the aggregate, have a Material Adverse Effect. After giving effect to the Transactions, no Default or Event of Default (each, as defined in the Indenture) will exist.

(r) Permits. Except as disclosed in the Offering Circular and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 of this Agreement and, if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors, no permit, certificate, authorization, approval, consent, license or order of, or filing, registration, declaration or qualification with, any Governmental Authority or any other person (collectively, “Permits”) is required to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, or in connection with, or as a condition to, the execution, delivery or performance of any of the Operative Documents, the compliance with the terms and provisions thereof or the consummation of any of the Transactions, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, (ii) as may be required for Exempt Resales under the securities or blue sky laws of the various jurisdictions in which the Notes are being offered by the Initial Purchaser, (iii) an order declaring effective a registration statement filed by the Issuers with the Commission pursuant to the Act pursuant to the Registration Rights Agreement, and (iv) such Permits, the failure of which to make or obtain would not, singly or in the aggregate, have a Material Adverse Effect.

(s) No Proceedings. Except as disclosed in the Offering Circular and other than ongoing general licensing investigations conducted in the ordinary course of business, there is no action, claim, suit, demand, hearing, notice of violation or deficiency, or proceeding (including, without limitation, any investigation or partial proceeding, such as a deposition), domestic or foreign (collectively, “Proceedings”), pending or, to the knowledge of the Issuers, threatened, either (i) in connection with, or that seeks to restrain, enjoin or prevent the consummation of, or that otherwise objects to, any of the Operative Documents or any of the Transactions, or (ii) that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers is subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Material Adverse Effect. No injunction or order has been issued and no Proceeding is pending or, to the knowledge of the Issuers, threatened that (i) asserts that the offer, sale and delivery of the Series A Notes to the Initial Purchaser pursuant to this Agreement or the initial resale of the Series A Notes by the Initial Purchaser in the manner contemplated by this Agreement is subject to the registration requirements of the Act, or (ii) would prevent or suspend the issuance or sale of the Notes, including the Exempt Resales, or the use of the Preliminary Offering Circular, the Offering Circular, or any amendment or supplement thereto, in any jurisdiction.

(t) Regulated Persons. Except as set forth on Schedule 6(t) hereto, each of the Issuers’, respective directors, officers, key personnel, partners, members and persons holding a five percent or greater equity or economic interest in the Issuers (each of such persons, a “Regulated Person” and, collectively, the “Regulated Persons”) has all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than such Permits the failure of which to have would not, singly or in the aggregate, have a Material Adverse Effect (a “Material Permit”). All Material Permits are valid and in full force and effect. Each of the Regulated Persons is in compliance with the terms and conditions of all Permits (including, without limitation, Permits with respect to engaging in gaming or racing operations) necessary or advisable to own, lease, use and operate the properties and assets and to conduct and carry on the businesses described in the Offering Circular, other than where such failure to be in compliance would not, singly or in the aggregate, have a Material Adverse Effect. None of the execution, delivery or performance of any of the Operative Documents, nor the compliance with the terms and provisions thereof, nor the consummation of any of the Transactions, will allow or result in, and no event has occurred which allows or results in, or after notice or lapse of time would allow or result in, the imposition of any material penalty under, or the revocation or termination of, any Material Permit or any material impairment of the rights of the holder of any Material Permit. None of the Issuers has received any notice from any issuer, and the Issuers have no actual knowledge, that any issuer is considering limiting, conditioning, suspending, modifying, revoking or not renewing any Material Permit.

(u) No Investigations of Regulated Persons. To the knowledge of the Issuers, except as disclosed in the Offering Circular and except as set forth on Schedule 6(u) hereto, no Gaming Authority is investigating any Regulated Person, other than ongoing general licensing investigations conducted in the ordinary course of business.

(v) Title to Assets. Immediately following the Closing, each of the Issuers (i) will have good and marketable title, free and clear of all Liens (other than Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens), to all property and assets described in the Offering Circular as being or to be owned by it (including, without limitation, the real property constituting the site of the Racino) and (ii) will hold a valid leasehold interest with respect to each such lease and will remain in possession of the real property leased pursuant to those leases until the date the lease expires in accordance with its terms. Capital has no assets, other than assets received in payment for its capital stock.

(w) Sufficiency and Condition of Assets. The assets of each of the Issuers include all of the assets and properties necessary or required in, or otherwise material to, the conduct of the businesses of each of them as currently conducted and as proposed to be conducted (as described in the Offering Circular), and such assets are in working condition, except where the failure of such assets to be in working condition would not, singly or in the aggregate, have a Material Adverse Effect. Without limiting the foregoing, each of the properties of the Issuers (including, without limitation, all buildings, structures, improvements and fixtures located thereon, thereunder, thereover or therein, and all appurtenances thereto and other aspects thereof) is otherwise suitable, sufficient, adequate and appropriate in all respects (including physical, structural, operational, legal, practical and otherwise) for its current and proposed use, operation and occupancy, except, in each such case, for such failures to meet such standards as would not, singly or in the aggregate, have a Material Adverse Effect.

(x) Insurance. Except as set forth on Schedule 6(x) hereto, each of the Issuers maintains reasonably adequate insurance covering its properties, operations, personnel and businesses against losses and risks in accordance with customary industry practice. All such insurance is outstanding and duly in force.

(y) Real Property. No condemnation, eminent domain, or similar proceeding exists, is pending or, to the knowledge of the Issuers, is threatened, with respect to or that could affect any real properties owned by either of the Issuers, except for such proceedings as would not, singly or in the aggregate, have a Material Adverse Effect. No real property owned by either of the Issuers is subject to any sales contract, option, right of first refusal or similar agreement or arrangement with any third party. There is no real property currently under contract or subject to an option in favor of any of the Issuers, except for real property which the failure of the Issuers to acquire, would not, singly or in the aggregate, have a Material Adverse Effect.

(z) Related Party Transactions. Except as disclosed in the Offering Circular, there are no related party transactions that would be required to be disclosed in the Offering Circular if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act.

(aa) Security Interests. Upon execution and delivery of the Collateral Agreements and the issuance of the Notes, the Collateral Agreements will create, in favor of the Secured Party, for the benefit of the holders of the Notes, a legal, valid and enforceable security interest in (subject to Permitted Liens), all of the right, title and interest of the Grantors in the Collateral covered by the Collateral Agreements and the proceeds thereof. As of the Closing Date, the Security Interests will constitute first priority security interests in (subject to Permitted Liens), such Collateral (other than motor vehicles and insurance policies). As of the Closing Date, the Collateral will be subject to no Liens other than Permitted Liens.

(bb) Taxes. All material tax returns required to be filed by either of the Issuers in any jurisdiction (including foreign jurisdictions) have been filed and, when filed, all such returns were accurate in all material respects, and all taxes, assessments, fees and other charges (including, without limitation, withholding taxes, penalties and interest) due or claimed to be due from either of the Issuers have been paid, other than those being contested in good faith by appropriate proceedings, or those that are currently payable without penalty or interest and, in each case, for which an adequate reserve or accrual has been established on the books and records of the Issuers, as applicable, in accordance with generally accepted accounting principles of the United States, consistently applied (“GAAP”). There are no actual or proposed additional tax assessments for any tax period against either of the Issuers that would, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books and records of the Issuers, as applicable, in respect of any tax liability for any tax periods not finally determined are adequate to meet any assessments of tax or re-assessments of additional tax for any such period.

(cc) Intellectual Property. The Issuers own, possess or are licensed under, and have the right to use, all trademarks, service marks, trade names and other intellectual property (collectively, “Intellectual Property”) currently used in and material to the conduct of their business, free and clear of all Liens, other than Permitted Liens. To the knowledge of the Issuers, no claims have been asserted by any person challenging the use of any such Intellectual Property by any of the Issuers and there is no valid basis for any such claim, and the use of such Intellectual Property by the Issuers will not infringe on the Intellectual Property rights of any other person.

(dd) Accounting Controls. Each of the Issuers maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) material transactions are executed in accordance with management’s general or specific authorization, (ii) material transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any material differences.

(ee) Financial Statements. The audited historical financial statements and related notes of the Company contained in the Offering Circular (the “Company Financial Statements”) present fairly the financial position, results of operations and cash flows of the Company, as of the respective dates and for the respective periods to which they apply, and have been prepared in accordance with GAAP consistently applied throughout the periods involved and the requirements of Regulation S-X that would be applicable if the Offering Circular were a prospectus included in a registration statement on Form S-1 filed under the Act (the “S-X Requirements”). The selected historical financial data included in the Offering Circular for the Company has been prepared on a basis consistent with that of the Company Financial Statements and present fairly the financial position and results of operations of the Company, as of the respective dates and for the respective periods indicated. Deloitte & Touche, LLP are independent public accountants with respect to the Company.

(ff) No Material Adverse Change. Subsequent to the respective dates as of which information is given in the Offering Circular, except as disclosed in the Offering Circular, (i) neither of the Issuers has incurred any liabilities, direct or contingent, that are material, singly or in the aggregate, to any of them, or has entered into any material transactions not in the ordinary course of business, (ii) there has not been any material decrease in the capital stock or membership interests, as the case may be, or any material increase in long-term indebtedness or any material increase in short-term indebtedness of any of the Issuers, or any payment of or declaration to pay any dividends or any other distribution with respect to any of the Issuers, and (iii) there has not been any material adverse change in the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of the Issuers taken as a whole (each of clauses (i) and (iii), a “Material Adverse Change”). To the actual knowledge of the Issuers after reasonable inquiry, there is no event that is reasonably likely to occur, which if it were to occur, could, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, except such events that have been disclosed in the Offering Circular.

(gg) Ratings. No “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act (i) has imposed (or has informed either of the Issuers that it is considering imposing) any condition (financial or otherwise) on the Issuers’ retaining any rating assigned to any securities of either of the Issuers, or (ii) has indicated to either of the Issuers that it is considering (A) the downgrading, suspension, or withdrawal of, or any review for a possible change that does not indicate the direction of the possible change in, any rating so assigned, or (B) any change in the outlook for any rating of any securities of either of the Issuers.

(hh) Solvency. Each of the Issuers is incurring its respective indebtedness under the Series A Notes for proper purposes and in good faith. Immediately before and after giving effect to the issuance of the Series A Notes, (i) the assets of the Issuers, considered as a whole and as a going concern, at a fair valuation, will exceed the sum of their debts, taken as a whole; (ii) each of the Issuers will have adequate capital with which to conduct the business it is presently conducting and presently anticipates conducting; and (iii) the Company reasonably believes it will not intend to incur, and does not believe and reasonably should not believe that it will incur debts beyond its ability to pay as those debts become due. Neither Issuer is aware of any reason why it would be inappropriate to consider, for purposes of clause (i) above, the Issuers as a going concern. For purposes of this paragraph, “debts” includes contingent and unliquidated debts.

(ii) No Solicitation. Neither of the Issuers nor any of their affiliates nor anyone acting on their behalf has (i) taken, directly or indirectly, any action designed to cause or to result in, or that has constituted or which might reasonably be expected to constitute, the stabilization or manipulation of the price of the Notes or to facilitate the sale or resale of any of the Notes, (ii) sold, bid for, purchased, or paid anyone any compensation for soliciting purchases of, any of the Notes, or (iii) paid or agreed to pay to any person any compensation for soliciting another to purchase any other securities of either of the Issuers.

(jj) No Registration. Without limiting clause (q) above, no registration under the Act, and no qualification of the Indenture under the TIA is required for the sale of the Series A Notes to the Initial Purchaser as contemplated hereby or for the Exempt Resales, assuming (i) that the purchasers in the Exempt Resales are Eligible Purchasers, (ii) the accuracy of the Initial Purchaser’s representations contained in Section 8 of this Agreement and (iii) if any Exempt Resales are made to Accredited Investors, the accuracy of the representations and warranties of such Accredited Investors contained in the Accredited Investor Letters executed by such Accredited Investors. No form of general solicitation or general advertising (including, without limitation, as such terms are defined in Regulation D under the Act) was used by either of the Issuers or any of their respective affiliates or any of their respective representatives in connection with the offer and sale of any of the Series A Notes or in connection with Exempt Resales. No securities of the same class as the Series A Notes have been offered, issued or sold by either of the Issuers or any of their respective affiliates within the six-month period immediately prior to the date hereof.

(kk) ERISA. Neither of the Issuers nor any of their respective “Affiliates” maintains a plan that is intended to qualify under Section 401(a) of the Code, or is a “party in interest” or a “disqualified person” with respect to any employee benefit plans. No condition exists or event or transaction has occurred in connection with any employee benefit plan that could result in either of the Issuers or any such “Affiliate” incurring any liability, fine or penalty that could, singly or in the aggregate, have a Material Adverse Effect. Neither of the Issuers nor any trade or business under common control with the Issuers (for purposes of Section 414(c) of the Code) maintains any employee pension benefit plan that is subject to Title IV of the Employee Retirement Income Act of 1974, as amended, or the rules and regulations promulgated thereunder (“ERISA”).

The terms “employee benefit plan,” “employee pension benefit plan,” and “party in interest” shall have the meanings assigned to such terms in Section 3 of ERISA. The term “Affiliate” shall have the meaning assigned to such term in Section 407(d)(7) of ERISA, and the term “disqualified person” shall have the meaning assigned to such term in section 4975 of the Internal Revenue Code of 1986, as amended, or the rules, regulations and published interpretations promulgated thereunder (collectively the “Code”).

(ll) Investment Company Act and Other Federal Regulations. None of the Issuers has taken, and none of them will take, any action that may cause this Agreement or the issuance of the Series A Notes to violate or result in a violation of Section 7 of the Exchange Act (including, without limitation, Regulation T (12 C.F.R. Part 220), Regulation U (12 C.F.R. Part 221) or Regulation X (12 C.F.R. Part 224) of the Board of Governors of the Federal Reserve System). Neither of the Issuers is subject to regulation, or shall become subject to regulation upon the consummation of the Offering and sale of the Series A Notes and the application of the net proceeds thereof as described in the Offering Circular, under the Investment Company Act of 1940, as amended, and the rules and regulations and interpretations promulgated thereunder.

(mm) No Brokers. Neither of the Issuers has dealt with any broker, finder, commission agent or other person (other than the Initial Purchaser) in connection with the Offering and neither of the Issuers is under any obligation to pay any broker’s fee or commission in connection with the Offering (other than commissions and fees to the Initial Purchaser).

(nn) No Labor Disputes. Except as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect, neither of the Issuers is engaged in any unfair labor practice. There is (i) no unfair labor practice complaint or other proceeding pending or, to the knowledge of the Issuers, threatened against either of the Issuers before the National Labor Relations Board or any state, local or foreign labor relations board or any industrial tribunal, and no grievance or arbitration proceeding arising out of or under any collective bargaining agreement is so pending or, to the knowledge of the Issuers, threatened, (ii) no strike, labor dispute, slowdown or stoppage pending or, to the knowledge of the Issuers, threatened against either of the Issuers, and (iii) no union representation question existing with respect to the employees of either of the Issuers, and, to the knowledge of the Issuers, no union organizing activities are taking place except, in the case of each of clauses (i), (ii) and (iii) above, as would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) Environmental Laws. Except as disclosed in the Offering Circular or as otherwise would not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect or otherwise require disclosure in the Offering Circular, (i) neither of the Issuers has been or is in violation of any Federal, state or local laws and regulations relating to pollution or protection of human health or the environment, including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of toxic or hazardous substances, materials or wastes, or petroleum and petroleum products (“Materials of Environmental Concern”), or otherwise relating to the protection of human health and safety, or the use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern (collectively, “Environmental Laws”), which violation includes, but is not limited to, noncompliance with, or lack of, any permits or other environmental authorizations; (ii) to the knowledge of the Issuers, there are no circumstances, either past, present or that are reasonably foreseeable, that may lead to any such violation in the future; (iii) neither of the Issuers has received any communication (written or oral), whether from a Governmental Authority or otherwise, alleging any such violation; (iv) there is no pending or, to the knowledge of the Issuers, threatened claim, action, investigation, notice (written or oral) or other Proceeding by any person or entity alleging potential liability of either of the Issuers (or against any person or entity for whose acts or omissions either of the Issuers is or may reasonably be expected to be liable, either contractually or by operation of law) for investigatory, cleanup, or other response costs, or natural resources or property damages, or personal injuries, attorney’s fees or penalties relating to (A) the presence, or release into the environment, of any Materials of Environmental Concern at any location, or (B) circumstances forming the basis of any violation or potential violation, of any Environmental Law (collectively, “Environmental Claims”); and (v) to the knowledge of the Issuers, there are no past or present actions, activities, circumstances, conditions, events or incidents that could reasonably be expected to form the basis of any Environmental Claim.

Each of the Issuers, as appropriate, has conducted environmental investigations of, and have reviewed reasonably available information regarding, the business, properties and operations of each of the Issuers, and of other properties within the vicinity of their business, properties and operations, as appropriate for the circumstances of each such property and operation; on the basis of such reviews, investigations and inquiries, the Issuers have reasonably concluded that any costs and liabilities associated with such matters would not have, singularly or in the aggregate, a Material Adverse Effect or otherwise require disclosure in the Offering Circular.

(pp) Market Data. All statistical and market and industry related data included in the Offering Circular are based on or derived from sources which the Issuers believe to be reliable and accurate.

(qq) Representations and Warranties. Each certificate signed by any officer of any of the Issuers or Parent and delivered to the Initial Purchaser or counsel for the Initial Purchaser in connection with the Transactions shall be deemed to be a representation and warranty by such Issuer to the Initial Purchaser as to the matters covered thereby.

(rr) Plans and Specifications. The Initial Purchaser has been furnished with a copy of the plans and specifications for the design, development and construction of the Racino and related expenditures. The anticipated schedule of construction and opening of the casino and race track portion of the Racino is as set forth in the Offering Circular. The anticipated cost of the Racino (including interest, legal, architectural, engineering, planning, zoning and other similar costs) is not reasonably expected to exceed the amounts for such costs set forth under the caption “Use of Proceeds” in the Offering Circular. In addition, each of the other amounts set forth under the caption “Use of Proceeds” in the Offering Circular is based upon reasonable assumptions as to all matters material to the estimates set forth therein and are not reasonably expected by the Company to exceed the amounts set forth for such items.

(ss) Construction Disbursement Budget and Construction Schedules. The Issuers have prepared the Construction Disbursement Budget (as defined in the Cash Collateral and Disbursement Agreement) and the Construction Schedules (as defined in the Cash Collateral and Disbursement Agreement). The construction of the project in accordance with the Plans (as defined in the Cash Collateral and Disbursement Agreement), the Construction Disbursement Budget and the Construction Schedules, each as in effect on the Closing Date, is reasonably expected to result in the construction of the Minimum Facilities (as defined in the Cash Collateral and Disbursement Agreement) on or prior to the Operating Deadline (as defined in the Cash Collateral and Disbursement Agreement).

7. Representations and Warranties of Parent. Parent represents and warrants to the Initial Purchaser that:

(a) Due Organization; Good Standing. Parent has been duly organized, is validly existing and is in good standing under the laws of the State of Delaware and is duly qualified or licensed to do business and is in good standing as a foreign limited liability company, authorized to do business in each jurisdiction in which the nature of its business or the ownership, leasing, use or operation of its properties and assets requires such qualification or licensing.

(b) Ownership of the Company. Immediately following the Closing, Parent will directly own 100% of the outstanding membership interests in the Company free and clear of all Liens, except for Liens created by the Indenture and the Collateral Agreements.

(c) Power and Authority. Parent has all requisite power and authority to execute and deliver, and to perform its obligations under, this Agreement and the Parent Pledge Agreement (such agreements, together, the “Parent Operative Documents”) and to consummate the Transactions contemplated thereby.

(d) Authorization of the Operative Documents. Each of the Parent Operative Documents and the Transactions contemplated thereby to which Parent is a party have been duly authorized by Parent, and each of the Parent Operative Documents has been validly executed and delivered by, and is the legal, valid and binding obligation of, Parent, enforceable against Parent in accordance with its terms, except that (i) such enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally, (ii) any rights of acceleration and the availability of equitable remedies and general principles of equity (whether considered in a proceeding in equity or at law) and (iii) with respect to rights to indemnity or contribution thereunder, by Federal and state securities laws and public policy considerations.

(e) No Violation. Parent is not in violation of its certificate of formation or operating agreement (the “Parent Charter Documents”). Parent is not (i) in violation of any Applicable Law, other than violations that would not, singly or in the aggregate, have a material adverse effect on (A) the ability of Parent to perform its obligations in all material respects under any of the Parent Operative Documents, (B) the enforceability of the Parent Pledge Agreement or the attachment, perfection or priority of any of the Security Interests in the membership interests of the Company intended to be created thereby or (C) the validity of any of the Parent Operative Documents or the consummation of any of the Transactions contemplated thereby (each, a “Parent Material Adverse Effect”) or (ii) in breach of or default under any Applicable Agreement, other than breaches or defaults that would not, singly or in the aggregate, have a Parent Material Adverse Effect. There exists no condition that, with the passage of time or otherwise, would reasonably be expected to (x) constitute a violation of (A) the Parent Charter Documents or (B) Applicable Laws or (y) constitute a breach of or default under any Applicable Agreement or (z) result in the imposition of any penalty or the acceleration of any indebtedness, other than, in the case of the immediately preceding clauses (x)(B), (y) and (z), such violations, breaches, penalties or defaults that would not, singly or in the aggregate, have a Parent Material Adverse Effect.

(f) No Conflict. None of the execution, delivery or performance by Parent of the Parent Operative Documents, nor the compliance by Parent with the terms and provisions thereof, nor the consummation by Parent of the Transactions contemplated thereby shall conflict with, violate, constitute a breach of or a default (with the passage of time or otherwise) under, result in the imposition of a Lien on any assets of, including without limitation the membership interests in the Company owned by, Parent (except for Liens created by the Indenture, Liens created by the Collateral Agreements and Permitted Liens), or result in an acceleration of indebtedness under or pursuant to (i) the Parent Charter Documents, (ii) any Applicable Agreement or (iii) (assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 of this Agreement) any Applicable Law, other than, in the case of the immediately preceding clauses (ii) and (iii), such violations, breaches or defaults that would not, singly or in the aggregate, have a Parent Material Adverse Effect.

(g) Permits. Except as disclosed in the Offering Circular and assuming the accuracy of the representations and warranties of the Initial Purchaser in Section 8 of this Agreement, no Permit is required in connection with, or as a condition to, the execution, delivery or performance by Parent of the Parent Operative Documents, the compliance by Parent with the terms and provisions thereof or the consummation by Parent of any of the Transactions contemplated thereby, other than (i) such Permits as have been made or obtained on or prior to the Closing Date, which Permits are in full force and effect on the Closing Date, and (ii) such Permits, the failure of which to make or obtain would not, singly or in the aggregate, have a Parent Material Adverse Effect.

(h) No Proceedings. There is no Proceeding, pending or, to the knowledge of Parent, threatened, either (i) in connection with, or that seeks to restrain, enjoin or prevent the consummation of, or that otherwise objects to, any of the Parent Operative Documents or any of the Transactions contemplated thereby, or (ii) that could, singly or in the aggregate, have a Parent Material Adverse Effect. Parent is not subject to any judgment, order, decree, rule or regulation of any Governmental Authority that could, singly or in the aggregate, have a Parent Material Adverse Effect.

8. Representations and Warranties of the Initial Purchaser. The Initial Purchaser represents and warrants to the Issuers that:

(a) QIB or Accredited Investor. It is either a QIB or an Accredited Investor, in either case, with such knowledge and experience in financial and business matters as is necessary in order to evaluate the merits and risks of an investment in the Series A Notes.

(b) Eligible Purchasers. It (i) is not acquiring the Series A Notes with a view to any distribution thereof that would violate the Act or the securities laws of any state of the United States or any other applicable jurisdiction, and (ii) will be soliciting offers for the Series A Notes only from, and will be reoffering and reselling the Series A Notes only to, (i) persons in the United States whom it reasonably believes to be QIBs in reliance on the exemption from the registration requirements of the Act provided by Rule 144A under the Act and (ii) a limited number of Accredited Investors that execute and deliver to the Issuers and the Initial Purchaser an Accredited Investor Letter.

(c) No General Solicitation. No form of general solicitation or general advertising within the meaning of Rule 502(c) under the Act or in any manner involving a public offering within the meaning of Section 4(2) of the Act has been or will be used by the Initial Purchaser or any of its representatives in connection with the offer and sale of any of the Series A Notes.

(d) Representations of Eligible Purchasers. In connection with the Exempt Resales, it will solicit offers to buy the Series A Notes only from, and will offer and sell the Series A Notes only to, (x) persons whom it reasonably believes to be QIBs and (y) a limited number of Accredited Investors that execute and deliver to the Issuers and the Initial Purchaser an Accredited Investor Letter, in each case, who, in purchasing such Series A Notes, will be deemed to have represented and agreed that: (i) such Eligible Purchaser understands that such Series A Notes have not been registered under the Act or any other applicable securities law; the Series A Notes purchased by such (ii) Eligible Purchaser may be offered, sold or otherwise transferred prior to the date which is two years (or such other period that may hereafter be provided under Rule 144(k) under the Act as permitting resales of restricted securities by non-affiliates without restriction) after the later of the original issue date of the Series A Notes and the last date on which either of the Issuers or any affiliate of the Issuers was the owner of the Series A Notes (or any predecessor of the Series A Notes) only (A) to either of the Issuers, (B) pursuant to a registration statement which has been declared effective under the Act, (C) for so long as the Series A Notes are eligible for resale pursuant to Rule 144A under the Act, to a person it reasonably believes is a QIB that purchases for its own account or for the account of a QIB to whom notice is given that the transfer is being made in reliance on Rule 144A under the Act, (D) to an institutional “accredited investor” within the meaning of subparagraph (a)(1), (2), (3) or (7) of Rule 501 under the Act that is acquiring the Series A Notes for its own account or for the account of such an institutional “accredited investor” for investment purposes and not with a view to, or for offer or sale in connection with, any distribution in violation of the Act or (E) pursuant to another available exemption from the registration requirements of the Act, subject (1) in each of the foregoing clauses (A) through (E) to any requirement of law that the disposition of its property or the property of such investor account or accounts be at all times within its or their control, (2) to the Issuers’ and the Trustee’s right prior to any such offer, sale or transfer pursuant to clause (D) or (E) above to require the delivery of an opinion of counsel, certifications and/or other information satisfactory to each of them, and in each of the foregoing cases, a certificate of transfer in the form appearing on the Series A Notes is completed and delivered by the transferor to the Trustee and (3) in each of the foregoing clauses (A) through (E) in accordance with applicable securities laws of any U.S. state or any other applicable jurisdiction; and (iii) such Eligible Purchaser will deliver to each person to whom the Series A Notes are transferred a notice substantially to the effect of the foregoing.

(e) Power and Authority. It has all requisite power and authority to enter into, deliver and perform its obligations under this Agreement and the Registration Rights Agreement and each of this Agreement and the Registration Rights Agreement has been duly authorized by it.

9. Indemnification.

(a) Indemnification of Initial Purchaser. Each of the Issuers shall, jointly and severally, without limitation as to time, indemnify and hold harmless the Initial Purchaser and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20(a) of the Exchange Act) the Initial Purchaser (any of such persons being hereinafter referred to as a “controlling person”), and the respective officers, directors, partners, employees, representatives and agents of the Initial Purchaser and any such controlling person (collectively with the Initial Purchaser, the “Purchaser Indemnified Parties”), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, costs (including, without limitation, costs of preparation and reasonable attorneys’ fees) and expenses (including, without limitation, costs and expenses incurred in connection with investigating, preparing, pursuing or defending against any of the foregoing) (collectively, “Losses”), as incurred, directly or indirectly caused by, related to, based upon, arising out of or in connection with (i) any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Offering Circular (or any amendment or supplement thereto) or (ii) any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) any act, omission, transaction or event contemplated by the Operative Documents or the Bank Documents or the Acknowledgement; provided, that neither of the Issuers nor any Guarantor shall be liable under the indemnity provided in this Section 9(a) to any Purchaser Indemnified Party for any Losses that (A) result solely from an untrue statement of a material fact contained in, or the omission of a material fact from, any Preliminary Offering Circular, which untrue statement or omission was completely corrected in the Offering Circular (as then amended or supplemented) if it shall have been determined by a court of competent jurisdiction by final and nonappealable judgment that (1) such Purchaser Indemnified Party sold the Notes to the person alleging such Loss and failed to send or give, at or prior to the written confirmation of such sale, a copy of the Offering Circular (as then amended or supplemented), if required by law to have so delivered it, and (2) the Issuers had previously furnished copies of the corrected Offering Circular to such Purchaser Indemnified Party within a reasonable amount of time prior to such sale or such confirmation, and (3) the corrected Offering Circular, if delivered, would have been a complete defense against the person asserting such Loss; or (B) are based on an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The Issuers shall not be liable under this Section 9 for any settlement of any claim or action (other than settlements permitted by Section 9(b)(3)) effected without their prior written consent, which consent shall not be unreasonably withheld. The Issuers shall notify the Initial Purchaser promptly of the institution, threat or assertion of any Proceeding of which either of the Issuers is aware in connection with the matters addressed by this Agreement which involves either of the Issuers, or any of the Purchaser Indemnified Parties.

(b) Actions Against Parties; Notification. (1) If any Proceeding shall be brought or asserted against any person entitled to indemnification hereunder (an “Indemnified Party”), such Indemnified Party shall give prompt written notice to the party or parties from which such indemnification is sought (the “Indemnifying Parties” and each, an “Indemnifying Party”); provided, that the failure to so notify the Indemnifying Parties shall not relieve any of the Indemnifying Parties from any obligation or liability except to the extent (but only to the extent) that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal) that such Indemnifying Party has been prejudiced materially by such failure.

(2) The Indemnifying Parties shall have the right, exercisable by giving written notice to an Indemnified Party, within 20 Business Days after receipt of written notice from such Indemnified Party of such Proceeding, to assume, at their expense, the defense of any such Proceeding; provided, that an Indemnified Party shall have the right to employ separate counsel in any such Proceeding and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party or parties unless: (i) the Indemnifying Parties have agreed to pay such fees and expenses; (ii) the Indemnifying Parties shall have failed promptly to assume the defense of such Proceeding or shall have failed to employ counsel reasonably satisfactory to such Indemnified Party; or (iii) the named parties to any such Proceeding (including any impleaded parties) include both such Indemnified Party and one or more Indemnifying Parties (or any affiliates or controlling persons of any of the Indemnifying Parties), and such Indemnified Party shall have been advised by counsel that there may be one or more defenses available to such Indemnified Party that are in addition to, or in conflict with, those defenses available to the indemnifying party or such affiliate or controlling person (in which case, if such Indemnified Party notifies the Indemnifying Parties in writing that it elects to employ separate counsel at the expense of the Indemnifying Parties, the Indemnifying Parties shall not have the right to assume the defense thereof and the reasonable fees and expenses of such counsel shall be at the expense of the Indemnifying Parties; it being understood, however, that, the Indemnifying Parties shall not, in connection with any one such Proceeding or separate but substantially similar or related Proceedings in the same jurisdiction, arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (together with appropriate local counsel) at any time for such Indemnified Party).

(3) None of the Issuers, the Initial Purchaser, their respective controlling persons nor any of their respective officers, directors, partners, employees, representatives and agents shall consent to entry of any judgment in or enter into any settlement of any pending or threatened Proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not any Indemnified Party is a party thereto) unless such judgment or settlement includes, as an unconditional term thereof, the giving by the claimant or plaintiff to each Indemnified Party of a release, in form and substance satisfactory to the Indemnified Party, from all Losses that may arise from such Proceeding or the subject matter thereof (whether or not any Indemnified Party is a party thereto).

(c) Indemnification of Issuers. The Initial Purchaser agrees to indemnify and hold harmless each of the Issuers and each of their controlling persons and the respective members, managers, officers, directors, partners, employees, representatives and agents of the Issuers and any such controlling person to the same extent as the foregoing indemnity from the Issuers to each of the Purchaser Indemnified Parties stated in Section 9(a), but only with respect to Losses that are caused by an untrue statement or omission or alleged untrue statement or omission made in reliance on and in conformity with the Furnished Information. The Initial Purchaser shall not be liable under this Section 9(c) for any settlement of any claim or action (other than settlements permitted by Section 9(b)(3)) effected without its prior written consent, which consent shall not be unreasonably withheld. Notwithstanding the foregoing, any liability of the Initial Purchaser hereunder shall be limited to an amount not to exceed the excess (such excess, the “Aggregate Amount”) of (i) the aggregate gross proceeds received by the Initial Purchaser from the sale of the Series A Notes over (ii) the sum of (A) the aggregate price at which such Initial Purchaser purchased the Series A Notes from the Issuers and (B) the amount of any Losses that the Purchaser Indemnified Parties otherwise have been required to pay by reason of such untrue or alleged untrue statement of such omission or alleged omission.

(d) Contribution. If the indemnification provided for in this Section 9 is unavailable to an Indemnified Party or is insufficient to hold such Indemnified Party harmless for any Losses in respect of which this Section 9 would otherwise apply by its terms (other than by reason of exceptions provided in this Section 9), then each indemnifying party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Losses (i) in such proportion as is appropriate to reflect the relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, from the Offering or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, in connection with the actions, statements or omissions that resulted in such Losses, as well as any other relevant equitable considerations. The relative benefits received by the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be deemed to be in the same proportion as the total net proceeds from the Offering (before deducting expenses) received by the Issuers, on the one hand, and the total discounts and commissions received by the Initial Purchaser, on the other hand, bear to the total price of the

Series A Notes in Exempt Resales as set forth on the cover page of the Offering Circular. The relative fault of the Issuers, on the one hand, and the Initial Purchaser, on the other hand, shall be determined by reference to, among other things, whether any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Issuers, on the one hand, or the Initial Purchaser, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by an Indemnified Party as a result of any Losses shall be deemed to include any legal or other fees or expenses incurred by such party in connection with any Proceeding, to the extent such party would have been indemnified for such fees or expenses if the indemnification provided for in this Section 9 was available to such party.

Each party hereto agrees that it would not be just and equitable if contribution pursuant to this Section 9(d) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 9(d), the Initial Purchaser shall not be required to contribute, in the aggregate, any amount in excess of the Aggregate Amount. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

(e) Nonexclusive Remedy. The indemnity and contribution agreements contained in this Section 9 are in addition to any liability that any of the Indemnifying Parties may otherwise have to the Indemnified Parties, and do not limit in any way rights or remedies which may otherwise be available at law or in equity.

10. Conditions.

(a) Conditions to Obligations of Initial Purchaser. The obligations of the Initial Purchaser to purchase the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i) Representations and Warranties of the Issuers and Parent. All the representations and warranties of each of the Issuers and Parent in this Agreement and in each of the Operative Documents to which it is a party shall be true and correct in all material respects (other than representations and warranties with a Material Adverse Effect qualifier or other materiality qualifier, which shall be true and correct as written) at and as of the Closing Date after giving effect to the Transactions consummated on or prior to the Closing Date with the same force and effect as if made on and as of such date. On or prior to the Closing Date, each of the Issuers and, to the knowledge of the Issuers, each other party to the Operative Documents (other than the Initial Purchaser) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts required to be performed, complied with or satisfied as of or prior to the Closing Date pursuant to the Operative Documents.

(ii) Contents of Offering Circular. The Preliminary Offering Circular as of its date did not, and the Offering Circular, as of its date did not and, without giving effect to any amendment or supplement thereto, as of the Closing Date does not, and each supplement or amendment thereto as of its date did not, contain any untrue statement of a material fact or omit to state any material fact (except with respect to offers and sales of Notes by the Initial Purchaser to Accredited Investors, as to which we make no representation, and except, in the case of the Preliminary Offering Circular, for pricing terms, other financial terms intentionally left blank and other changes in the structure of the transaction described in the Preliminary Offering Circular which arose after the date of the Preliminary Offering Circular) necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the foregoing shall not apply to any statements or omissions made by the Issuers in reliance on and in conformity with the Furnished Information.

(iii) Availability of Offering Circular. The Offering Circular shall have been printed and copies made available to the Initial Purchaser not later than 12:00 noon, New York City time, on the first Business Day following the date of this Agreement or at such later date and time as the Initial Purchaser may approve.

(iv) No Injunction. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or materially interfere with the issuance and sale of the Series A Notes or the consummation of any of the other Transactions; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or, to the knowledge of the Issuers, be pending or contemplated as of the Closing Date.

(v) No Proceedings. No action shall have been taken and no Applicable Law shall have been enacted, adopted or issued that would, as of the Closing Date, prevent the consummation of any of the Transactions. Except as disclosed in the Offering Circular, no Proceeding shall be pending or, to the knowledge of the Issuers, threatened, other than Proceedings that (A) if adversely determined would not, singly or in the aggregate, adversely affect the issuance or marketability of the Series A Notes, and (B) could not, singly or in the aggregate, reasonably be expected to have a Material Adverse Effect.

(vi) No Material Adverse Change. Since the date as of which information is given in the Offering Circular (without giving effect to any amendment thereto or supplement thereto), there shall not have been any Material Adverse Change.

(vii) PORTAL. The Notes shall have (A) been designated PORTAL securities in accordance with the rules and regulations adopted by the NASD relating to trading in the PORTAL market, and (B) received a rating of “B-” and “Caa1” from Standard & Poor’s Corporation and Moody’s Investors Services, Inc., respectively.

(viii) Maintenance of Rating. As of the Closing Date, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any securities of either of the Issuers (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any securities of either of the Issuers by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(ix) Officers’, Secretary’s and Solvency Certificates. The Initial Purchaser shall have received on the Closing Date:

(A) certificates dated the Closing Date, signed by (1) the Chief Executive Officer, and (2) the principal financial or accounting officer of each of the Issuers, on behalf of the Issuers, confirming the matters set forth in paragraphs (i), (ii), (iv), (v), (vi), (viii) and (xv) of this Section 10(a) and of Parent, on behalf of Parent, confirming the matters set forth in paragraph (i) of this Section 10(a) with respect to Parent,

(B) a certificate, dated the Closing Date, signed by the (1) Chief Executive Officer and (2) the principal financial or accounting officer of each of the Issuers, on behalf of the Issuers, stating that the industry, statistical and market-related data included in the Offering Circular has been reviewed by such persons and, to the knowledge of such persons, subject to the risks and limitations described in the Preliminary Offering Circular and the Offering Circular, is true and accurate in all material respects and is based on or derived from sources which the Issuers believe to be reliable and accurate, which certificate shall be in form and substance reasonably satisfactory to counsel for the Initial Purchaser and may specifically reference certain industry, statistical and market-related data contained in the Offering Circular,

(C) a certificate, dated the Closing Date, signed by the Secretary or Secretaries of each of the Issuers and Parent, certifying such matters as the Initial Purchaser may reasonably request, and

(D) a certificate of solvency, dated the Closing Date, signed by the principal financial or accounting officer of the Issuers substantially in the form previously approved by the Initial Purchaser.

(x) Opinions of Counsel. The Initial Purchaser shall have received, a favorable opinion (in form and substance satisfactory to the Initial Purchaser and counsel to the Initial Purchaser), dated the Closing Date, of each of the following:

(A) Mayer, Brown, Rowe & Maw, special counsel to the Issuers and Parent, containing opinions substantially to the effect of the opinions set forth in Exhibit A hereto;

(B) Jones, Walker, Waechter, Poitevent, Carrère & Denègre, L.L.P., special Louisiana counsel to the Issuers and Parent, containing opinions substantially to the effect of the opinions set forth in Exhibit B hereto;

(C) McGlinchey Stafford PLLC, special Louisiana gaming counsel to the Issuers and Parent, containing opinions substantially to the effect of the opinions set forth in Exhibit C hereto; and

(D) Skadden, Arps, Slate, Meagher & Flom LLP, special counsel to the Initial Purchaser.

(xi) Accountants’ Comfort Letters. The Initial Purchaser shall have received from Deloitte & Touche, LLP, independent public accountants with respect to the Company:

(A) a customary comfort letter, dated as of the date of the Offering Circular, in form and substance satisfactory to the Initial Purchaser, containing the information and statements of the type ordinarily included in accountants’ “comfort letters,” with respect to the financial statements of the Company and certain financial information with respect to the Company contained in the Offering Circular, and

(B) a customary “bring down” comfort letter, dated the Closing Date, in form and substance satisfactory to the Initial Purchaser, to the effect that Deloitte & Touche, LLP reaffirms the statements made in its letter furnished pursuant to clause (A) above, except that the specified date referred to shall be a date not more than five days prior to the Closing Date.

(xii) Execution and Delivery of Operative Documents. The Operative Documents shall have been executed and delivered by all parties thereto, and the Initial Purchaser shall have received a fully executed original of each Operative Document.

(xiii) Permits. All Permits required to be obtained from, and all notices or declarations required to be made with, any Gaming Authority or other Governmental Authority to permit the issuance and sale of the Series A Notes in accordance with the terms of, and in the aggregate principal amount set forth in, this Agreement shall have been obtained and made, in each case free of any conditions other than those set forth in this Agreement.

(xiv) Additional Operative Documents. The Initial Purchaser or its counsel shall have received copies of all opinions, certificates, letters and other documents delivered under or in connection with the Transactions consummated on or prior to the Closing Date.

(xv) Consummation of Transactions. Each of the Transactions to be consummated on or prior to the Closing Date shall have been consummated on terms that conform in all material respects to the description thereof in the Offering Circular. The terms of each of the Operative Documents shall conform in all material respects to the description thereof in the Offering Circular.

(xvi) Collateral Agreements. The Issuers shall have furnished to the Initial Purchaser the Collateral Agreements duly executed by the respective Grantors party thereto, together with:

(A) proper financing statements, each in the form to be filed on the Closing Date under the Uniform Commercial Code of all jurisdictions that may be deemed necessary or desirable in order to perfect the Liens created by the Collateral Agreements, covering the Collateral and naming the Secured Party as secured party, which financing statements shall be so filed on or about the Closing Date;

(B) proper instruments to be filed in the U.S. Patent and Trademark Office that may be deemed necessary or desirable in order to perfect the liens granted on trademarks, which liens have been created by the Collateral Agreements;

(C) contemplated requests for information and lien search results, listing all effective financing statements filed as of a recent date in Louisiana and Delaware that name any of the Issuers, the Guarantors (if any) or the Grantors as debtor, together with copies of such financing statements;

(D) copies of duly executed payoff letters, UCC-3 termination statements, mortgage releases, intellectual property releases and other collateral releases and terminations, each in form and substance reasonably satisfactory to the Initial Purchaser evidencing the release of any Liens on any of the Collateral (other than Liens created by the Indenture and the Collateral Agreements or Permitted Liens), and each such payoff letter, release and termination shall be in full force and effect.

(E) the original membership interest certificates and stock certificates pledged to the Secured Party pursuant to the Collateral Agreements, together with undated stock powers or endorsements duly executed in blank in connection therewith;

(F) mortgages and fixture filings in form and substance approved by the Initial Purchaser, to be recorded on or about the Closing Date in all jurisdictions that may be deemed necessary or desirable in order to perfect the liens created by the Collateral Agreements, covering the Collateral, which mortgages and fixture filings shall be so recorded on or about the Closing Date;

(G) irrevocable commitment by a title insurance company approved by the Initial Purchaser in the Initial Purchaser’s reasonable discretion to issue one or more lender’s policies of title insurance insuring the liens created by the Collateral Agreements, subject only to those title matters and exceptions approved by the Initial Purchaser, together with fully executed reinsurance agreements in form and substance approved by the Initial Purchaser, providing for reinsurance in the amounts required by the Initial Purchaser with title insurance companies approved by the Initial Purchaser; and

(H) any other documents required to be delivered to the Secured Party pursuant to the Collateral Agreements and reasonable evidence that all other actions necessary to perfect and protect the Liens created by the Collateral Agreements have been taken.

(xvii) Certain Real Estate Documents. The Issuers shall have furnished to the Initial Purchaser the following:

(A) an original title policy (the “Title Policy”) reasonably acceptable to the Initial Purchaser, issued by Lawyer’s Title Company, covering the property identified in policy order number G41-0002764, which excludes any reference to exceptions 16 or 23 listed on the pro forma for the Title Policy (the “Old Exceptions”) and includes a reference instead to that certain Waiver and Cancellation of Servitude and Relocation of Servitude, dated as of February 14, 2003 (the “Waiver Agreement”), by and among Robert J. Nickolson, Sr., Gerard Perron and Loretta Veillon Perron, and the Company;

(B) a revised draft of that certain Survey, dated as of January 28, 2003, prepared by Aucoin & Associates, Inc., and identified as project number 02-0113(E), showing that the servitudes referenced in the Old Exceptions have been released and showing the location of the new servitudes as described in the Waiver Agreement; and

(C) a copy of the reinsurance agreement between Lawyer’s Title Company and the reinsurer, pursuant to which the reinsurer is responsible for $55,000,000 of the liability under the Title Policy.

(xviii) Insurance.

(A) The Issuers, at their sole cost and expense, shall have in full force and effect the insurance coverage of the types and minimum limits required by the Indenture, including but not limited to the following coverages:

(1) Property Insurance. Insurance with respect to the improvements and building equipment (if any) against loss customarily included under so called “All Risk” policies including but not limited to, vandalism and malicious mischief, and such other perils as is required to be obtained under the Indenture.

(2) Builder’s All-Risk Insurance. Builder’s “All-Risk” insurance in an amount equal to not less than the full insurable value of the Racino against such risks (including so called “All Risk” perils coverage to agreed limits as the Initial

Purchaser may reasonably request, in form and substance reasonably acceptable to Initial Purchaser) and otherwise in satisfaction of the Company’s requirements to provide insurance under the Construction Contract.

(3) Liability Insurance. Commercial general liability insurance and umbrella liability coverage including, but not limited to, personal injury, bodily injury, death, accident and property damage.

(B) A certificate of insurance with respect to all of the above-mentioned insurance policies has been delivered to the Initial Purchaser prior to the Closing. All policies shall name the Initial Purchaser as a mortgagee or loss payee and shall provide that all proceeds therefrom shall be payable in accordance with the Indenture.

(xix) Additional Documents. Counsel to the Initial Purchaser shall have been furnished with such documents as they may reasonably require for the purpose of enabling them to review or pass upon the matters referred to in this Section 10 and in order to evidence the accuracy, completeness and satisfaction of the representations, warranties and conditions contained in this Agreement.

(b) Conditions to the Issuers’ Obligations. The obligations of the Issuers to sell the Series A Notes under this Agreement are subject to the satisfaction or waiver of each of the following conditions:

(i) Payment. The Initial Purchaser shall have delivered payment to the Issuers for the Series A Notes pursuant to Sections 2 and 4 of this Agreement.

(ii) Representations and Warranties. All of the representations and warranties of the Initial Purchaser in this Agreement shall be true and correct in all material respects at and as of the Closing Date, with the same force and effect as if made on and as of such date.

(iii) No Injunctions. No injunction, restraining order or order of any nature by a Governmental Authority shall have been issued as of the Closing Date that would prevent or interfere with the issuance and sale of the Series A Notes; and no stop order suspending the qualification or exemption from qualification of any of the Series A Notes in any jurisdiction shall have been issued and no Proceeding for that purpose shall have been commenced or be pending or contemplated as of the Closing Date.

(iv) Execution and Delivery of Operative Documents. The Operative Documents shall have been executed and delivered by all parties thereto (other than the Issuers) and the Issuers shall have received a fully executed original of each Operative Document. On or prior to the Closing Date, the Initial Purchaser and each other party to the Operative Documents (other than the Issuers) shall have performed or complied in all material respects with all of the agreements and satisfied in all material respects all conditions on their respective parts to be performed, complied with or satisfied pursuant to the Operative Documents.

(v) Accredited Investor Side Letter. The Initial Purchaser shall have delivered to the Issuers a letter, dated as of the Closing Date, listing as of such date any and all Accredited Investors to whom the Initial Purchaser will make Exempt Resales of the Notes and the aggregate principal amount of Notes to be sold by the Initial Purchaser to each such Accredited Investor in such Exempt Resales.

11. Termination. This Agreement shall become effective upon the execution and delivery of this Agreement by the parties hereto. The Initial Purchaser may terminate this Agreement at any time prior to the Closing Date by written notice to the Issuers if any of the following has occurred:

(a) Material Adverse Effect. Since the date as of which information is given in the Offering Circular, any Material Adverse Effect or any Material Adverse Change that could, in the Initial Purchaser’s judgment, be reasonably expected to (i) make it impracticable or inadvisable to proceed with the Offering or delivery of the Series A Notes, including the Exempt Resales, on the terms and in the manner contemplated in the Offering Circular or (ii) materially impair the investment quality of the Notes.

(b) Failure to Satisfy Conditions. The failure of any of the Issuers or Parent to satisfy the conditions contained in Section 10(a) on or prior to the Closing Date.

(c) Outbreak of Hostilities. Any outbreak or escalation of hostilities, any declaration of war by the United States, any other calamity, emergency or crisis, any material adverse change in economic conditions in or the financial markets of the United States or elsewhere or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which could make it, in the Initial Purchaser’s judgment, impracticable or inadvisable to market or proceed with the offering or delivery of the Series A Notes on the terms and in the manner contemplated in the Offering Circular or to enforce contracts for the sale of any of the Series A Notes.

(d) Suspension of Trading. The suspension or limitation of trading generally in securities on the New York Stock Exchange, the American Stock Exchange or the Nasdaq National Market or any setting of limitations on prices for securities on any such exchange or on the Nasdaq National Market.

(e) Enactment of Adverse Law. The enactment, publication, decree or other promulgation after the date hereof of any Applicable Law that in the Initial Purchaser’s opinion materially and adversely affects, or could materially and adversely affect, the properties, business, prospects, operations, earnings, assets, liabilities or condition (financial or otherwise) of either of the Issuers.

(f) Downgrade of Securities. On or after the date hereof, (i) there shall not have occurred any downgrading, suspension or withdrawal of, nor shall any notice have been given of any potential or intended downgrading, suspension or withdrawal of, or of any review (or of any potential or intended review) for a possible change that does not indicate the direction of the possible change in, any rating of any of the Issuers or

Guarantors (if any) or any securities of any of the Issuers or Guarantors (if any) (including, without limitation, the placing of any of the foregoing ratings on credit watch with negative or developing implications or under review with an uncertain direction) by any “nationally recognized statistical rating organization” as such term is defined for purposes of Rule 436(g)(2) under the Act, (ii) there shall not have occurred any change, nor shall any notice have been given of any potential or intended change, in the outlook for any rating of any of the Issuers or Guarantors (if any) or any securities of any of Issuers or Guarantors (if any) (by any such rating organization and (iii) no such rating organization shall have given notice that it has assigned (or is considering assigning) a lower rating to the Notes than that on which the Notes were marketed.

(g) Banking Moratorium. The declaration of a banking moratorium by any Governmental Authority; or the taking of any action by any Governmental Authority after the date hereof in respect of its monetary or fiscal affairs that in the Initial Purchaser’s opinion could reasonably be expected to have a material adverse effect on the financial markets in the United States or elsewhere.

The respective indemnities, contribution and expense reimbursement provisions and agreements, and representations, warranties and other statements of the Issuers and Parent and the Initial Purchaser set forth in or made pursuant to this Agreement shall remain operative and in full force and effect, and will survive, regardless of (i) any investigation, or statement as to the results thereof, made by or on behalf of the Initial Purchaser or any of the Issuers or Parent, or any of their respective officers, directors, members or managers or any of their respective controlling persons, (ii) acceptance of the Notes, and payment for them hereunder, and (iii) any termination of this Agreement (including, without limitation, any termination pursuant to this Section 11). Without limiting the foregoing, notwithstanding any termination of this Agreement, (i) the Issuers shall be and shall remain jointly and severally liable (x) for all expenses that they have agreed to pay pursuant to Section 5(f), and (y) for their obligations pursuant to Section 9, and (ii) Initial Purchaser shall be and shall remain liable for its obligations pursuant to Section 9.

12. Miscellaneous.

(a) Notices. Notices given pursuant to any provision of this Agreement shall be addressed as follows: (i) if to any of the Issuers, to The Old Evangeline Downs, L.L.C., P.O. Box 90270, Lafayette, Louisiana 80509-0270, facsimile number (702) 247-6822, Attention: Michael S. Luzich, with a copy to Peninsula Gaming Partners, LLC, 7137 Mission Hills Drive, Las Vegas, Nevada 89113, facsimile number (702) 247-6822, Attention: Michael S. Luzich, and another copy to Mayer, Brown, Rowe & Maw, 1675 Broadway, New York, New York 10019, facsimile number (212) 262-1910, Attention: Nazim Zilkha, Esq., and (ii) if to the Initial Purchaser, to Jefferies & Company, Inc., 11100 Santa Monica Boulevard, 10th Floor, Los Angeles, California 90025, Attention: Lloyd Feller, Esq., with a copy to Skadden, Arps, Slate, Meagher & Flom LLP, 300 South Grand Avenue, Suite 3400, Los Angeles, California 90071, facsimile number (213) 687-5600, Attention: Nicholas P. Saggese, Esq. (provided, that any notice pursuant to Section 9 hereof will be mailed, delivered, telegraphed or sent by facsimile and confirmed to the party to be notified and its counsel), or in any case to such other address as the person to be notified may have requested in writing.

(b) Successors and Assigns. This Agreement has been and is made solely for the benefit of and shall be binding upon each of the Issuers, the Initial Purchaser and, to the extent provided in Section 9, and to the extent provided in Section 7, Parent the controlling persons, officers, directors, partners, employees, representatives and agents referred to in Section 9, and their respective heirs, executors, administrators, successors and assigns, all as and to the extent provided in this Agreement, and no other person shall acquire or have any right under or by virtue of this Agreement. The term “successors and assigns” shall not include a purchaser of any of the Series A Notes from the Initial Purchaser merely because of such purchase. Notwithstanding the foregoing, it is expressly understood and agreed that each purchaser who purchases Series A Notes from the Initial Purchaser is intended to be a beneficiary of the Issuers’ covenants contained in the Registration Rights Agreement to the same extent as if the Notes were sold and those covenants were made directly to such purchaser by each of the Issuers, and each such purchaser shall have the right to take action against each of the Issuers to enforce, and obtain damages for any breach of, those covenants.

(c) GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND INTERPRETED, AND THE RIGHTS OF THE PARTIES SHALL BE DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING, WITHOUT LIMITATION, SECTIONS 5-1401 AND 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAWS AND RULE 327(b) OF THE NEW YORK CIVIL PRACTICE LAWS AND RULES. EACH OF THE ISSUERS AND PARENT HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF ANY NEW YORK STATE COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK OR ANY FEDERAL COURT SITTING IN THE BOROUGH OF MANHATTAN IN THE CITY OF NEW YORK IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, AND IRREVOCABLY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, JURISDICTION OF THE AFORESAID COURTS. EACH OF THE ISSUERS AND PARENT IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TRIAL BY JURY AND ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF THE VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDINGS BROUGHT IN SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. EACH OF THE ISSUERS AND PARENT IRREVOCABLY CONSENTS, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, TO THE SERVICE OF PROCESS OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH ISSUER OR SUCH GUARANTOR, AS THE CASE MAY BE, AT THE ADDRESS SET FORTH HEREIN, SUCH SERVICE TO BECOME EFFECTIVE 30 DAYS AFTER SUCH MAILING. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE INITIAL PURCHASER TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST ANY OF THE ISSUERS OR PARENT IN ANY OTHER JURISDICTION.

(d) Counterparts. This Agreement may be signed in various counterparts which together shall constitute one and the same instrument.

(e) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof. When a reference is made in this Agreement to a Section, paragraph, subparagraph, Schedule or Exhibit, such reference shall mean a Section, paragraph, subparagraph, Schedule or Exhibit to this Agreement unless otherwise indicated.

(f) Interpretation. The words “include,” “includes,” and “including” when used in this Agreement shall be deemed in each case to be followed by the words “without limitation.” The phrases “the date of this Agreement,” “the date hereof,” and terms of similar import, unless the context otherwise requires, shall be deemed to refer to February 19, 2003. The words “hereof,” “herein,” “herewith,” “hereby” and “hereunder” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement. The phrase “to the knowledge of the Issuers or Parent” means the actual knowledge, after due inquiry, of any of the members, managers, directors or officers of any of the Issuers or Parent, respectively, or any of their respective controlling persons. For purposes of this Agreement and the representations, warranties, covenants and agreements herein, the Initial Purchaser shall not be deemed to be an affiliate of PGC, Parent or the Issuers. Unless the context otherwise requires, defined terms shall include the singular and plural and the conjunctive and disjunctive forms of the terms defined.

(g) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

(h) Amendment. This Agreement may be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may be given, provided that the same are in writing and signed by each of the signatories hereto.

[signature pages follow]

Please confirm that the foregoing correctly sets forth the agreement among the Issuers, Parent and the Initial Purchaser.

Very truly yours,

The Old Evangeline Downs, L.L.C.

By:	/s/ M. BRENT STEVENS
Name :	M. Brent Stevens
Title :	Chief Executive Officer

The Old Evangeline Downs Capital Corp.

By:	/s/ M. BRENT STEVENS
Name:	M. Brent Stevens
Title:	Chief Executive Officer

OED Acquisition, LLC

By:	/s/ M. BRENT STEVENS
Name:	M. Brent Stevens
Title:	Chief Executive Officer

ACCEPTED AND AGREED TO:

Jefferies & Company, Inc.

By:	/s/ CHRIS KANOFF
Name:	Chris Kanoff
Title:	Executive Vice President

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